AMENDMENT TO
CAREER EQUITY PROGRAM
DEFERRED STOCK AWARD AGREEMENT(S)

This Amendment (the “Amendment”) to the Career Equity Program Deferred Stock Award Agreement(s) dated [INSERT DATE(S)] (as amended, the “Agreement(s)”) is made this 17th day of November, 2008.

WHEREAS, AMR Corporation (the “Corporation”) and [NAME] (the “Employee”), employee number [EMPLOYEE NUMBER], have previously entered into the Agreement(s);

WHEREAS, effective January 1, 2005, the Agreement(s) became subject to certain requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance issued thereunder;

WHEREAS, pursuant to guidance issued under section 409A of the Code, the Agreement(s) must be amended on or before December 31, 2008, to comply with the requirements of section 409A of the Code and the regulations and other guidance issued thereunder;

WHEREAS, the Corporation and the Employee wish to amend such Agreement(s) to comply with the applicable requirements of section 409A of the Code and the governing regulations and other guidance issued thereunder;

NOW THEREFORE, in order to avoid imposition of the penalties under section 409A of the Code, the Agreement(s) are hereby amended as follows:

1.           The last sentence in the Section of the Agreement(s) entitled, “Grant of Award”, is deleted in its entirety and substituted in its place is the following:

“To the extent the shares of Stock covered by the Award are not vested (within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) as of January 1, 2005 (“Post-409A Shares”), the vesting, payment and deferral of such Post-409A Shares shall be made in accordance with the provisions herein which specifically relate to Post-409A Shares.  Such Post-409A Shares shall be comprised of the shares of Stock which the Employee could not receive pursuant to the vesting schedule described herein by virtue of a Normal Retirement or Early Retirement effective as of December 31, 2004.  For instance, if the Employee had attained age 57 as of December 31, 2004, and could have retired (by virtue of an Early Retirement) at that time, 9% of the shares of Stock covered by the Award would be treated as Post-409A Shares.  Except as otherwise provided in the Section of the Agreements entitled, “Vesting – Change in Control”, to the extent the shares of Stock covered by the Award are not Post-409A Shares, the vesting, payment and deferral of such shares shall be made in accordance with the applicable provisions herein, which do not otherwise relate specifically to Post-409A Shares.”

2.           The following new paragraph is added at the end of the Section of the Agreement(s) entitled, “Vesting –Normal Retirement or Early Retirement”, to read as follows:

“The portion of the Employee’s Award comprised of Post-409A Shares shall become vested in accordance with the provisions of the preceding paragraphs of this Section; provided that the Employee’s Retirement or Early Retirement constitutes a “separation from service” for purposes of Treasury Regulation 1.409A-1(h) or successor guidance thereto.  Except as provided in the Section of the Agreement entitled, “Section 409A Compliance”, share certificates for the vested portion of the Employee’s Award comprised of Post-409A Shares shall be issued and delivered to the Employee not later than the 15th day of the third month of the calendar year immediately following the calendar year in which the Employee’s Retirement or Early Retirement occurred.”

3.           The following new paragraph is added at the end of the Section of the Agreement(s) entitled, “Vesting – Death or Disability”, to read as follows:

“The portion of the Employee’s Award comprised of Post-409A Shares shall become vested in accordance with the provisions of the preceding paragraph of this Section; provided that, with respect to the issuance and delivery of Post-409A Shares upon the termination of Employee’s employment due to Disability, such termination of employment constitutes a “separation from service” for purposes of Treasury Regulation 1.409A-1(h) or successor guidance thereto.  Except as provided in the Section of the Agreement entitled, “Section 409A Compliance”, share certificates for the vested portion of the Employee’s Award comprised of Post-409A Shares, which are payable upon the termination of Employee’s employment due to Disability, shall be issued and delivered not later than the 15th day of the third month of the calendar year immediately following the calendar year in which such termination occurred.”

4.           The following new paragraph is added at the end of the Section of the Agreement(s) entitled, “Vesting – Termination Not for Cause”, to read as follows:

“The portion of the Employee’s Award comprised of Post-409A Shares shall become vested in accordance with the provisions of the preceding paragraph of this Section; provided that, with respect to the issuance and delivery of Post-409A Shares upon the termination of Employee’s employment for reasons described in this Section, the Employee’s termination of employment constitutes a “separation from service” for purposes of Treasury Regulation 1.409A-1(h) or successor guidance thereto.  Except as provided in the Section of the Agreement entitled, “Section 409A Compliance”, share certificates for the vested portion of the Employee’s Award comprised of Post-409A Shares shall be issued and delivered to the Employee in accordance with the preceding paragraph of this Section.”

5.           The Section of the Agreement(s) entitled, “Vesting – Change in Control”, is deleted in its entirety and substituted in its place is the following:

“Vesting – Change in Control.  In the event of a “Change in Control” (as defined in the Corporation’s 1998 Long Term Incentive Plan, as amended, that is in effect as of December 31, 2008, and any successor thereto), shares under the Award (i.e., all Post-409A Shares and non-Post-409A Shares) shall vest in accordance with the 1998 Plan or its successor.  Share certificates for the number of shares covered by the vested portion of the Employee’s Award comprised of Post-409A Shares shall be issued and delivered to the Employee not later than the 15th day of the third month of the calendar year immediately following the calendar year in which such change in control occurred.”

6.           The following new paragraph is added at the end of the Section of the Agreement(s) entitled, “Elective Deferrals”, to read as follows:

“Notwithstanding the foregoing, the Employee will not be permitted to make any change in the time of payment of the portion of the Employee’s Award comprised of Post-409A Shares.”

7.           The following new Section is added as the last Section of the Agreement(s) to read as follows:

“Section 409A Compliance.  The Agreement, as amended, is intended to be exempt from and/or comply with the requirements (and not otherwise be subject to the interest and penalty taxes of) section 409A of the Code and the regulations and other guidance issued thereunder, and shall be interpreted in a manner consistent with that intent.  Notwithstanding the foregoing, in the event there is a failure to comply with section 409A of the Code, the Board shall have the discretion to accelerate the issuance and delivery of Post-409A Shares, but only to the extent of the amount required to be included in income as a result of such failure.  Amendments to the Agreement may be made by the Corporation, without the Employee’s consent, in order to ensure compliance with section 409A of the Code and the regulations and other guidance issued thereunder.

Notwithstanding any provision herein to the contrary, if the Employee is a “specified employee” in the year of payment pursuant to Treasury Regulation 1.409A-1(i) or successor guidance thereto, any payment of Post-409A Shares on account of his/her Normal Retirement, Early Retirement or involuntary termination not for Cause shall be delayed until the first business day after the earlier of: (i) the six-month anniversary of the date of separation from employment due to Normal Retirement, Early Retirement or involuntary termination not for Cause, or (ii) the date of the Employee’s death.”

8.           Except as amended by the Amendment, the remaining terms and provisions of the Agreement(s) shall remain in full force and effect.  Nothing in the Amendment shall be deemed to cause a termination of the Agreement(s).

IN WITNESS HEREOF, the Employee and the Corporation have caused Amendment to be executed as of the date first written above.

EMPLOYEE                                                                                     AMR CORPORATION

                                                                                      Kenneth W. Wimberly